Exhibit 20.5
Page 1 of 4

Navistar Financial 1995-A Owner Trust
For the Month of July 1996
Distribution Date of August 20, 1996

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $268,154,122.24
Beginning Pool Factor                       0.6311301

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $13,951,212.92
  Interest Collected                    $2,674,544.12

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries       $5,000,900.87
Total Additional Deposits               $5,000,900.87

Repos/Chargeoffs                        $4,923,113.94
Aggregate Number of Notes Charged Off              78

Total Available Funds                  $20,480,239.06

Ending Pool Balance                   $250,426,214.23
Ending Pool Factor                          0.5894056

Servicing Fee                             $223,461.77

Repayment of Servicer Advances          $1,146,418.85

Reserve Account:
  Beginning Balance                    $16,155,718.11
  Target Percentage                             10.00%
  Target Balance                       $25,042,621.42
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                       $(66,470.78)
  Ending Balance                       $16,089,247.33

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,830,694.64    1,267
    31-60 days                             468,635.48      350
    60+ days                               327,283.59      155

    Total                                2,626,613.71    1,272

  Balances:
    60+ days                            10,133,262.17      155

Memo Item - Reserve Account
  Prior Month                          $16,089,247.33
  + Invest. Income                          66,470.78
  - Transfer to Collections Account              0.00
    Beginning Balance                  $16,155,718.11

Exhibit 20.5
Page 2 of 4

Navistar Financial 1995-A Owner Trust
For the Month of July 1996

                                                                 NOTES
                                      TOTAL            CLASS A-1        CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:               $424,879,281.80   $80,000,000.00  $330,000,000.00   $14,879,281.80
Distribution Percentages (1)                                 0.00%           96.50%            3.50%
 Coupon                                                     5.900%           6.550%           6.850%

Beginning Pool Balance            $268,154,122.24
Ending Pool Balance               $250,426,214.23
Collected Principal                $12,804,794.07
Collected Interest                  $2,674,544.12
Charge-Offs                         $4,923,113.94
Liquidation Proceeds/Recoveries     $5,000,900.87
Servicing                             $223,461.77
Cash Transfer from Reserve Account          $0.00
  Total Collections Available
    for Debt Service               $20,256,777.29

Beginning Balance                 $268,154,122.24            $0.00  $254,048,752.94   $14,105,369.30

Interest Due                        $1,467,200.93            $0.00    $1,386,682.78       $80,518.15
Interest Paid                       $1,467,200.93            $0.00    $1,386,682.78       $80,518.15
Principal Due                      $17,727,908.01            $0.00   $17,107,431.23      $620,476.78
Principal Paid                     $17,727,908.01            $0.00   $17,107,431.23      $620,476.78

Ending Balance                    $250,426,214.23            $0.00  $236,941,321.71   $13,484,892.52
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.7180040052     0.9062865200

Total Distributions                $19,195,108.94            $0.00   $18,494,114.01      $700,994.93

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                    $1,061,668.35

Beginning Reserve Account Balance  $16,155,718.11        see also Memo Item on
Page 1 regarding Reserve Account
(Release)/Draw                        $(66,470.78)
Ending Reserve Account Balance     $16,089,247.33


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.5
Page 3 of 4

Navistar Financial 1995-A Owner Trust
For the Month of July 1996

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger

                                5               4                 3                 2                1
                             Mar 1996        Apr 1996          May 1996         June 1996        July 1996

Beg. Pool Balance        $316,103,678.67  $303,576,213.37  $290,265,907.89  $278,499,952.42  $268,154,122.24

A) Loss Trigger:
Principal of Contracts
  Charged off                $420,107.94      $725,984.84      $542,227.84      $367,941.93    $4,923,113.94
Recoveries                   $540,104.58      $260,314.07      $433,354.15      $670,876.11    $5,000,900.87

Total Charged off
  (Months 5,4,3)           $1,688,320.62
Total Recoveries
  (Months 3,2,1)            6,105,131.13
Net Loss/(Recoveries)
  for 3 Mos.              ($4,416,810.51)(a)

Total Balance
  (Months 5,4,3)         $909,945,799.93(b)

Loss Ratio [(a/b)(12)]          -5.8247%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $1,526,379.06    $8,941,685.22  $10,133,262.17
  As % of Beginning
    Pool Balance                                                  0.52586%         3.21066%        3.77889%
  Three Month Average                                             0.99912%         1.67640%        2.50514%

Trigger:
  Is Average> 2.0%                   Yes

Exhibit 20.5
Page 4 of 4

Navistar Financial 1995-A Owner Trust
For the Month of July 1996

     SPECIAL REPORT  The  recent  bankruptcy of one large  obligor  has created a distortion in the loss statistics as customarily reported (see page 3 of 4). The loss trigger formula is based on the assumption that recoveries follow losses by approximately 60 days. The distortion appears since, in this case, repossessions and recoveries occurred in the same month. Presented below are loss statistics restated to show pool loss activity without the impact of this obligor. These statistics more fairly portray the overall performance of this pool.

                                5                 4                 3                  2                 1
                             Mar 1996          Apr 1996          May 1996          June 1996         July 1996

Beg. Pool Balance        $311,699,455.95*  $299,171,990.65*  $285,861,685.17*  $274,095,729.70*  $263,749,899.52*

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off                $420,107.94       $725,984.84       $542,227.84       $367,941.93       $518,891.22*
Recoveries                   $540,104.58       $260,314.07       $433,354.15       $670,876.11       $407,512.06*

Total Charged off
  (Months 5,4,3)           $1,688,320.62
Total Recoveries
  (Months 3,2,1)            1,511,742.32*
Net Loss/(Recoveries)
  for 3 Mos.                 $176,578.30*(a)

Total Balance
  (Months 5,4,3)         $896,733,131.77*(b)

Loss Ratio Annualized [(a/b)(12)]0.2363%* restated]  VS.  -5.8247%[Entire Pool (see page 3)]

Trigger:
  Is Ratio> 1.5%                   No*                            No


**This special report began in February 1996. At that point a substantial number of vehicles were repossessed from a large, bankrupt obligor. In
  July 1996, Navistar Financial repossessed all remaining vehicles from this obligor. The July activity is now creating the same type of distortion
  (described above) caused by the February activity. Therefore, the above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the December 1996 Settlement
  Statement.**

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer